CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Aquila Funds Trust and to the use of our report dated February 25, 2013 on the financial statements and financial highlights of Aquila Three Peaks Opportunity Growth Fund a series of Aquila Funds Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 30, 2013